Exhibit (j)

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" for the Government & Agency Securities Portfolio and the Treasury Portfolio, each a series of Investors Cash Trust, in the Investors Cash Trust Service Shares Prospectus, the Government & Agency Securities Portfolio in the Government Cash Managed Shares Prospectus, and the Scudder Government Cash Institutional Shares Prospectus, the Treasury Portfolio in the Premier Money Market Shares Prospectus, and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Investors Cash Trust Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 25 to the Registration Statement (Form N-1A, No. 33-34645) of our report dated May 13, 2005, on the financial statements and financial highlights of the Government & Agency Securities Portfolio and the Treasury Portfolio included in the Investors Cash Trust Annual Report, the Scudder Government Cash Institutional Shares & Government Cash Managed Shares Annual Report, and the Premier Money Market Shares Annual Report, each dated March 31, 2005.


                                                     /s/ERNST & YOUNG LLP


Boston, Massachusetts
July 19, 2005